                                                                   Exhibit 10.10

                       ASSET PURCHASE AND SALE AGREEMENT
                       ---------------------------------

     This Asset Purchase and Sale Agreement (hereinafter "Agreement") is effective as of the 1st day of June, 1996, ("Effective Date") by and among PETROGLYPH GAS PARTNERS, L. P., a Delaware limited partnership (hereinafter referred to as "PGP"), CoENERGY ENHANCED PRODUCTION, INC., a Michigan corporation (hereinafter referred to as "CEPI"), and PETROGLYPH OPERATING COMPANY, INC. ("POCI"), a Kansas corporation.

     WHEREAS, PGP owns certain oil and gas properties known as the "Antelope Creek Field," as more particularly set forth in Exhibit "A" attached hereto, together with related oil and gas sales contracts, dedicated acreage, easements, rights-of-way, attendant equipment, operating rights, and all other incidents associated therewith, and POCI is operator of such properties;

     WHEREAS, PGP owns that certain gas gathering system consisting of the rights-of-way and easements set forth in Exhibit "B" attached hereto, together with like interests in and to all related contracts, easements, rights-of-way, attendant equipment, operating rights, and all other incidents associated therewith, and other assets (hereinafter referred to as the "Gathering System");

     WHEREAS, PGP desires to sell to CEPI and CEPI desires to purchase from PGP, an undivided fifty percent (50%) interest in and to the Antelope Creek Field and the Gathering System (insofar as the Gathering System covers lands and equipment located in the Antelope Creek Field); and

     WHEREAS, the parties wish to effectuate the sale on the terms and conditions more fully set forth in this Agreement.

     NOW, THEREFORE, in consideration of the covenants and promises contained herein, the parties hereby agree as follows:


                                   ARTICLE I

                             SALE OF ASSETS BY PGP
                             ---------------------

          1.1  Purchase and Sale.  CEPI agrees to purchase and PGP agrees to
               -----------------
sell an undivided fifty percent (50%) interest in and to (a) the oil and gas leases and other assets described on Exhibit "A" attached hereto, at not less than fifty percent (50%) of the net revenue interests as specified in Exhibit "A", (b) the rights-of-way, easements, and other assets described on Exhibit "B" attached hereto, insofar as such rights-of-way, easements, and other assets described on Exhibit "B" cover or are located on lands described on Exhibit "A",
(c) the Cooperative Plan of Development and Operation for the Antelope Creek Enhanced Recovery Project,

Duchesne County, Utah dated February 17, 1994, by and among Petroglyph Operating Company, Inc., Inland Resources Inc., Petroglyph Gas Partners, L.P., Ute Indian Tribe, and Ute Distribution Corporation, as approved by the Bureau of Indian Affairs ("BIA"), and (d) all oil and gas sales contracts, dedicated acreage, easements, rights-of-way, pipelines, gathering systems, processing plants, compressors, wells, fixtures, attendant equipment, machinery, permits, franchises, licenses, servitudes, surface leases, files, data, information, intellectual property, seismic information, logs, core samples, and other personal property, agreements and incidents associated therewith insofar, and only insofar as such items are attendant or relate to the Exhibit "A" and Exhibit "B" properties (the assets listed at (a), (b), (c), and (d) shall hereinafter be referred to collectively as the "Antelope Creek Assets"). At Closing, PGP shall execute and deliver in sufficient and recordable form any and all assignments, conveyances, bills of sale, titles, and other documents necessary to transfer title to a fifty percent (50%) interest in the Antelope Creek Assets to CEPI.

          1.2  Net Profits Interest.  CEPI agrees to purchase and PGP agrees to
               --------------------
sell, in addition to the interest in the Antelope Creek Assets described in section 1.1 above, an undivided twenty-five percent (25%) interest in and to the "net proceeds" from the sale of production from the Antelope Creek Field until such time as CEPI has received the net proceeds from the sale of Sixty-Seven Thousand Three Hundred Eighty-Nine (67,389) barrels of oil equivalent ("BOE") (hereinafter referred to as the "Net Profits Interest"), such Net Profits Interest to be paid out of PGP's fifty percent (50%) interest in and to the Antelope Creek Field. For purposes of this section 1.2, six (6) MMBtus of gas shall equal one (1) BOE. For purposes of this section 1.2, "net proceeds" shall mean gross proceeds from the sale of production from the Antelope Creek Field (excluding any proceeds received pursuant to any Non-Funding or Non-Consent provisions of the Antelope Creek Unit Operating Agreement) less (a) royalties and overriding royalty interests payable therefrom, except interests that burden only one party's working interest, (b) operating expenses, (c) severance and like taxes arising from such production, and (d) other costs and expenses related to the operation and maintenance of the Antelope Creek Assets customarily incurred in the operation and maintenance of oil and gas properties, excluding capital expenditures. At Closing, PGP shall execute and deliver in sufficient and recordable form an assignment of the Net Profits Interest to CEPI.

          1.3  Purchase Price.  CEPI agrees to pay to PGP the total sum of Seven
               --------------
Million Three Hundred Five Thousand Two Hundred Fifty Dollars ($7,305,250), to be paid at Closing in readily available funds by wire transfer to an account to be designated by PGP, such designation to be made no later than three (3) business days prior to Closing. The entire purchase price shall be allocated to Class III assets, as defined in Temp. Treas. Reg. (S) 1.1060-1T(d)(2)(ii).

          1.4  Accounting Adjustments.  All expenses which are incurred in the
               ----------------------
operation of the Antelope Creek Assets before the Effective Date will be borne by PGP and PGP shall be entitled to all proceeds (net of applicable production, severance, and similar taxes) from the sale before the Effective Date of oil, gas and/or other minerals produced from the Antelope Creek Assets (and any other revenues arising out of the operation thereof), and all expenses which are incurred in the operation of the Antelope Creek Assets on and after the Effective Date will be charged fifty percent (50%) to CEPI and CEPI shall be entitled to fifty percent (50%) of all proceeds (net of applicable production, severance, and similar taxes) from the sale after the Effective Date of oil, gas and/or other minerals produced from the Antelope Creek Assets (and any other revenues arising out of the operation thereof). It is agreed that, in making such adjustments: (i) with respect to expenses incurred in the operation of the Antelope Creek Assets between the Effective Date and Closing, only Direct Expenses (defined below) incurred by PGP (net of all applicable credits, which shall be determined on the same basis provided below for Direct Expenses) will be chargeable to CEPI and all other expenses incurred by PGP will be chargeable to PGP as if the same had been incurred in operations prior to the Effective Date; (ii) oil which was produced from the Antelope Creek Field and which was, on the Effective Date, stored in tanks located on the Antelope Creek Field (or located elsewhere but used by PGP to store oil produced from the Antelope Creek Field prior to delivery to oil purchasers) and above pipeline connections shall be deemed to have been produced before the Effective Date and shall belong to PGP; (iii) ad valorem taxes for 1996 shall be based on 1995 ad valorem taxes, and prorated between PGP and CEPI as of the Effective Date; and (iv) no consideration shall be given to the state or federal income tax liabilities of any party. For the purposes of this section, "Direct Expenses" shall mean those expenses properly charged to PGP by the operator of each property. Nothing herein shall be construed as requiring CEPI to bear any casualty losses occurring prior to closing (even though the same may occur after the Effective
Date), which losses shall be the sole risk of PGP up to Closing, or as requiring CEPI to bear expenses which result from the operation of the Antelope Creek Assets other than in accordance with the covenants, representations and warranties of PGP contained herein.

          1.5  Settlement of Accounting.  Settlement with respect to the
               ------------------------
accounting matters set forth in section 1.4 above shall be made as soon as records become available, but in no event later than sixty (60) days after Closing. PGP shall prepare a statement of proceeds and expenses between the Effective Date and the Closing date, and CEPI shall have thirty (30) days to review such statement. If the net amount of adjustments so determined would result in payment to

CEPI, PGP shall promptly pay such sum to CEPI, and if the converse is true, CEPI shall promptly pay such sum to PGP.

          1.6  Letters-in-Lieu.  PGP shall prepare, with CEPI's consent, and the
               ---------------
parties shall execute letters-in-lieu of transfer and division orders at the time of closing, which shall be sent to each purchaser of production, instructing said purchasers to distribute proceeds of the Antelope Creek Assets seventy-five percent (75%) to CEPI and twenty-five percent (25%) to PGP with respect to production from the Antelope Creek Field which occurs on and after the Effective Date until termination of CEPI's Net Profits Interest, and to distribute the proceeds of the Antelope Creek Assets fifty percent (50%) to CEPI and fifty percent (50%) to PGP with respect to production after termination of CEPI's Net Profits Interest.

          1.7  Right to Terminate Agreement.  Prior to Closing, if PGP or CEPI
               ----------------------------
have not performed all those acts necessary for all of the conditions precedent to have occurred prior to Closing, then PGP or CEPI, respectively, shall have the unconditional right to terminate this Agreement, in which case it shall be of no force and effect as among the undersigned parties. In the event that a title defect is discovered as to any of the assets being transferred pursuant to this Agreement then, at the option of CEPI, it may elect to terminate this Agreement or, if the parties can agree, then the parties may adjust the purchase price by deleting the asset from this Agreement and closing on the balance of the assets according to the terms hereof.

          1.8  Conditions Precedent.  The party's obligations hereunder are
               --------------------
subject to the following:

          a) Confirmation of clear and marketable title in PGP to the Antelope Creek Assets (the cost of such title confirmation to be paid by CEPI);

          b) Receipt of any and all required consents, waivers, and approvals from third parties including any governmental, regulatory, or tribal entities, if any, to the transfers, conveyances, and assignments necessary to complete the transactions contemplated under this Agreement, except for approvals required to be obtained from governmental entities who are lessors under leases affected by this Agreement, or who administer such leases on behalf of such lessors, which are customarily obtained post-closing and which the parties hereto have no reason to believe cannot be obtained in the ordinary course of business;

          c) Approval of the transactions contemplated by this Agreement by all parties whose approval is necessary under PGP's partnership agreement;

          d) Approval of the assignment of interests in the Antelope Creek Field to CEPI by the Ute Indian Tribe and the Ute Distribution Corporation;

          e) Execution and delivery of the Unit Operating Agreement by the parties; and

          f) At Closing, CEPI and PGP shall each deliver to the other appropriate opinion of counsel letters evidencing the authority of such party to enter into this Agreement and comply with the terms thereof.

The approval contemplated by paragraph c) shall be obtained by PGP at or before the time it executes this Agreement. All other Conditions Precedent shall be satisfied prior to or at Closing; provided, however, that CEPI in its discretion
                                  -----------------
may waive the conditions set forth in paragraphs a), b), and d).

          1.9  Conditions Subsequent.  The parties' obligations hereunder are
               ---------------------
subject to receipt of any and all required consents, waivers, and approvals to the transfers, conveyances, and assignments necessary to complete the transactions contemplated under this Agreement, and all other acts contemplated by this Agreement, from governmental entities who are lessors under leases affected by this Agreement, or who administer such leases on behalf of such lessors, which are customarily obtained post-closing and which the parties hereto have no reason to believe cannot be obtained in the ordinary course of business. The parties have agreed to close this Agreement without first obtaining all such consents, waivers, and approvals; provided, however, that in
                                                     -----------------
the event any requests for required consents, waivers, and approvals from such governmental entities are denied, then PGP and CEPI agree to negotiate in good faith to attempt to determine the value of the assets affected by such denial. If the parties mutually agree to the value of the affected assets, CEPI shall reconvey such assets to PGP, and the value of such assets shall be deducted from the project costs to be contributed by CEPI to development of the Antelope Creek Field pursuant to the provisions of section 1.3 b) above. However, if no mutual agreement as to value can be reached, or the value of such affected assets exceeds 20% of the purchase price, then either CEPI or PGP shall have the right, but not the obligation, to declare this Agreement null and void, and the parties shall take such actions as are necessary to return the parties to the same position they had prior to the execution of this Agreement, including without limitation, the reconveyance of all properties conveyed at

Closing, and the return of all funds paid hereunder (except that each party shall bear its own costs incurred in connection with this Agreement).

     1.10 Closing.  Closing shall occur as soon as all conditions precedent have
          -------
been met, at the offices of Morris, Laing, Evans, Brock & Kennedy, Chartered in Wichita, Kansas, at a time mutually agreed on by the parties, but in no event later than the close of business on June 28, 1996. If Closing does not occur by such date, either party shall have the right, but not the obligation, to cancel this Agreement without penalty. The following shall occur at Closing:

     a) CEPI shall pay to PGP the purchase price as set forth in section 1.3 above, adjusted as provided herein;

     b) PGP shall execute and deliver to CEPI the assignments of the Antelope Creek Assets;

     c) PGP shall execute and deliver to CEPI the assignment of the Net Profits Interest;

     d) PGP shall execute and deliver to CEPI the letters-in-lieu required under section 1.6 above;

     e) The parties shall deliver to each other the opinions of counsel required under section 1.8 above;

     f) The parties shall execute and deliver to each other the Unit Operating Agreement; and

     g) The parties shall execute and deliver such other instruments as are necessary to give effect to this Agreement.


                                  ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF CEPI
                     --------------------------------------

     2.1  Power and Authority to Enter Into Agreement; Further  Assurances.
          ----------------------------------------------------------------
CEPI is fully authorized to enter into and perform this Agreement. The consummation of this Agreement will not violate or conflict with any governmental order, judgment or decree applicable to CEPI. This Agreement has been duly executed and delivered on behalf of CEPI, and at the Closing, all documents and instruments required hereunder to be executed and delivered by CEPI will be duly authorized, executed and delivered. CEPI shall furnish at Closing a certificate of CEPI's Secretary identifying CEPI's officers.

     2.2  Access and Inspection.  CEPI represents and acknowledges that it has
          ---------------------
conducted its own due diligence review of all of the "Files" and "Information" (as those terms are defined in section 3.11 below) furnished to it by PGP; that it has inspected the Antelope Creek Assets and satisfied itself of the condition of same; and that it has engaged independent counsel to review title to the Antelope Creek Assets.


                                  ARTICLE III

                        REPRESENTATIONS OF PGP AND POCI
                        -------------------------------

     3.1  Power and Authority to Enter Into Agreement; Further  Assurances.  PGP
          ----------------------------------------------------------------
and POCI are fully authorized to enter into and perform this Agreement, and PGP is fully authorized to convey or cause to be conveyed the Net Profits Interest and fifty percent (50%) of its rights, title and interest in the Antelope Creek Assets. The consummation of this Agreement will not violate or conflict with any governmental order, judgment or decree applicable to PGP or POCI. This Agreement has been duly executed and delivered on behalf of PGP and POCI, and at the Closing, all documents and instruments required hereunder to be executed and delivered by PGP and POCI will be duly authorized, executed and delivered. PGP shall furnish at Closing the consents of all parties whose consents are required under PGP's partnership agreement; a resolution of PGP's partners and Petroglyph Energy, Inc.'s Board of Directors authorizing the execution of this Agreement and all documents and instruments required hereunder, and a certificate of Petroglyph Energy, Inc.'s Secretary identifying Petroglyph Energy, Inc.'s officers. POCI shall furnish at Closing a resolution of its Board of Directors authorizing the execution of this Agreement and all documents and instruments required hereunder, and a certificate of POCI's Secretary identifying POCI's officers.

     3.2  Ownership.  PGP owns one hundred percent (100%) of the working
          ----------
interests and the net revenue interests set forth on Exhibit "A" in and to the oil and gas leases more fully described on Exhibit "A," and warrants and represents that at Closing it shall sell and transfer marketable title to CEPI in not less than a fifty percent (50%) of the working interest and the corresponding net revenue interests as specified in Exhibit "A" in and to the oil and gas leases and other Antelope Creek Assets; and that PGP has not caused or permitted the filing of any liens, encumbrances, mortgages or financing statements against the Antelope Creek Assets being sold hereunder; nor has PGP assigned to any other party any of the Antelope Creek Assets being sold hereunder, since acquisition of said Antelope Creek Assets by PGP; and that PGP will warrant and forever defend title to the Antelope Creek Assets, including fifty percent (50%) of the percentage working and net revenue interests shown to be owned by such PGP on Exhibit "A," against all persons whomsoever lawfully claiming or to claim the same by, through, and under PGP, but not otherwise.

     3.3  Conditions of Property.  CEPI hereby acknowledges and accepts that on
          ----------------------
the Closing date the equipment to be sold and transferred by PGP to CEPI will be sold in its then "as is, where is" condition without any warranties, written or verbal, expressed or implied, as to the condition of such equipment sold. CEPI has been given free and unencumbered access to the Antelope Creek Field and has inspected the equipment prior to Closing. PGP makes no warranty as to the condition, safety, or operating condition of the equipment sold to CEPI which will survive the date of Closing.

     3.4  Consents.  PGP has obtained, as of Closing, all necessary consents and
          --------
authorizations to the transfer of the Antelope Creek Assets and attendant rights to CEPI, except for approvals required to be obtained from governmental entities who are lessors under leases affected by this Agreement, or who administer such leases on behalf of such lessors, which are customarily obtained post-closing and which the parties hereto have no reason to believe cannot be obtained in the ordinary course of business.

     3.5  Judgments.  PGP and POCI represent, covenant and warrant to CEPI, its
          ---------
successors and assigns, that on the date hereof there is, and on the Closing date there will be, no claim, demand, judgment, injunction, court order, or adverse administrative ruling in existence or threatened against PGP or POCI; and that CEPI will be indemnified by PGP against any and all judgments, lawsuits, court orders and/or administrative rulings existing, pending or threatened against PGP or POCI arising out of PGP's or POCI's actions prior to the Closing Date.

     3.6  Compliance With Governmental Regulations.  PGP and POCI represent to
          ----------------------------------------
CEPI, its successors and assigns, that to the best of their knowledge and belief, up to the date of Closing, PGP's and POCI's operation of the Antelope Creek Assets shall have been in conformity with all relevant state, local and federal laws, regulations, ordinances, administrative rulings and regulations, as well as those promulgated by any administrative or regulatory agencies, commissions or bodies of such governmental authorities. PGP represents and warrants that POCI and PGP have used and operated the Antelope Creek Assets in compliance with all applicable environmental laws, rules, regulations and orders (the "Environmental Laws") and no conditions exist at the Effective Date that would subject PGP or CEPI to any damages, or any other liabilities, penalties, injunctive relief or remedial or cleanup costs under any such Environmental Laws or that require, or are likely to require, cleanup, removal, remedial action or other response by PGP or CEPI to any such Environmental Laws. PGP and POCI further represent and warrant that they have not received any notification of any asserted present or past failure of PGP or POCI to comply with such Environmental Laws and that PGP and POCI have not disposed of any hazardous material on the real property included in the Antelope Creek Assets except in accordance with applicable laws and regulations. No oral or written notification of a release of hazardous material has been filed by or on behalf of PGP or POCI with regard to the Antelope Creek Assets, and PGP and POCI have not received a Potentially Responsible Party notice that the Antelope Creek Assets, or any part thereof, are listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA, or on any similar state list of sites requiring investigation or cleanup.

     3.7  Preferential Rights.  There is no preferential right of any third
          -------------------
party to purchase any of the Antelope Creek Assets or production therefrom, other than preferential rights which have expired or been waived as of the time of Closing, and other than a call on production by Chevron U.S.A. which may exist on such production.

     3.8  Contracts.  PGP represents and warrants that, except as specifically
          ---------
set forth on Exhibit "C", there are no existing and valid contracts which affect the Antelope Creek Assets, and that PGP is not materially in breach or default of its obligations under any of said contracts.

     3.9  Taxes and Assessments.  All material ad valorem, real property,
          ---------------------
personal property, excise and similar taxes and assessments based upon or relating to the ownership of the Antelope Creek Assets which have become due and payable have been properly paid, all applicable tax returns have been filed, and PGP knows of no actual or proposed claim by any applicable taxing authority against PGP in connection with the payment of such taxes, and knows of no basis for any such claim. As used herein, "material" shall mean any amount in excess of $5,000.

     3.10  Operations.  POCI has all governmental licenses and permits necessary
           ----------
or appropriate to own and operate the Antelope Creek Assets to the extent that they are presently being owned and operated by PGP and POCI, and such licenses, permits and filings are in full force and effect and neither POCI nor PGP has received, nor is it aware of, written notice of any violations in respect of any such licenses or permits. To the best of PGP's and POCI's knowledge, the ownership and operation of the Antelope Creek Assets, to the extent that nonconformance could adversely affect the ownership, operation, value or use thereof after the Effective Date, has been in conformity, in all material respects, with all applicable laws, and all applicable rules, regulations and orders of all governmental agencies having jurisdiction, relating to the Antelope Creek Assets.

     3.11  Accuracy of Information.  PGP has provided CEPI access to all lease
           -----------------------
files, abstracts and title opinions, production records, maintenance records, specification records, accounting records, surveys, design drawings and maps, and other files, documents and records relating to the Antelope Creek Assets (herein called the "Files"). Such Files constitute all of PGP's files relating to the Antelope Creek Assets. To the best of PGP's knowledge, all information contained in the Files (herein called the "Information") is accurate, true and correct, as of the date furnished, in all material respects. To the best of PGP's knowledge, there have been no changes affecting the Information since the date furnished which would make the Information inaccurate, untrue or incomplete in any material respect.


                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     4.1  Modifications and Amendments.  Any changes in the provisions of this
          ----------------------------
Agreement made subsequent to this execution shall be made by formal written and executed amendments. It is stipulated that oral modifications and amendments hereto shall not be binding, and that no evidence of oral amendments or modifications shall be admissible during arbitration or adjudication.

     4.2  Governing Laws.  The laws of the State of Utah shall govern this
          --------------
Agreement in proceedings in court (law and/or equity) and proceedings in arbitration.

     4.3  Waiver.  Any party's failure or delay in protesting, taking legal
          ------
action, or demanding arbitration upon the other party's breach is no waiver of that cause of action; unless that party's delay to take action exceeds a reasonable time under the circumstances, exceeds a time-frame limitation set forth elsewhere herein, or exceeds the statute of limitation. Any party's failure or delay in protesting or taking legal and/or equitable action, or demanding arbitration upon the other party's breach is not to be considered as being a waiver of that party's cause of action for any subsequent breach.

     4.4  Titles of Articles, Sections and Subsections.  The titles and
          --------------------------------------------
subtitles of Articles, Section and Subsections of this Agreement are for convenience only; are not part of the terms of this Agreement; are without legal or contractual significance; and, as such, shall not govern the terms of this Agreement or in any way influence the interpretation of this Agreement.

     4.5  Notices.  Any and all written notices hereunder shall be delivered in
          -------
person or via registered mail, return receipt requested, postage prepaid, to the following individuals at the following address:

     PGP:      PETROGLYPH ENERGY, INC.
               Attn:  Robert C. Murdock
               6209 North Highway 61
               P. O. Box 1839
               Hutchinson, KS  67504-1839
                    FAX:  316-665-8577

     CEPI:     CoENERGY ENHANCED PRODUCTION, INC.
               Attn:  Pauline E. Doohan, Esq.
               500 Griswold St.
               Detroit, MI 48226
                    FAX:  313-965-0009

Such agents and/or addresses may be unilaterally altered by either party upon providing written notice thereof to the other party.

     4.6  Duplicate Originals.  This Agreement shall be executed in duplicate
          -------------------
originals, with CEPI and PGP each receiving an original.

     4.7  Further Assurances.  The parties hereby agree to execute and to cause
          ------------------
third parties to execute any and all documents, leases, affidavits, releases, mortgage releases, transfers, change of operator forms, letters in lieu of transfer orders, assignments, bills of sale, titles, notes or the like in fulfillment of obligations set forth herein or in furtherance of the intent hereof.

     4.8  Agreement Subject to Laws.  If any provision of this Agreement, or the
          -------------------------
application thereof to any party or any circumstance, shall be found to be contrary to or inconsistent with or unenforceable under any applicable law, rule, regulation or order, such applicable law, rule, regulation or order shall control and this Agreement shall be deemed modified accordingly; but the remainder of this Agreement, and the application of such provisions to the other parties or circumstances, shall not be affected thereby; and in all other respects, the Agreement shall continue in full force and effect.

     4.9  Assignment.  This Agreement may not be assigned by the parties, except
          ----------
in the case of CEPI to affiliated entities, without the written consent of the other party. This Agreement shall be binding the parties hereto and their respective successors and assigns.

     4.10 Incidental Costs.  Each party to this Agreement shall bear its
          ----------------
respective expenses incurred in connection with the

Closing of this transaction, including its own consultant's and broker's fee, attorneys' fees, accountants' fees and other similar costs and expenses.

     4.11 Survival.  Except as otherwise noted herein, the representations and
          --------
warranties of the parties herein and all agreements herein shall survive the Closing and delivery of any assignment, conveyance, or bill of sale, or other instrument delivered at Closing.

     4.12 Final Agreement.  This Agreement, together with other written
          ---------------
agreements executed at Closing, constitute the final agreement of the parties, and supersede any and all prior agreements among the parties.

     4.13 Public Announcements.  CEPI, PGP, and POCI shall obtain the written
          --------------------
consent of the other parties prior to any public announcement by such party regarding this Agreement and the transactions contemplated hereby; provided, however, the foregoing shall not restrict disclosures by any party to comply with applicable securities or other laws, subject to the other parties being given prior written notice.

     IN WITNESS WHEREOF, the parties have executed this Agreement this 26th day of June, 1996, but effective as of the 1st day of June, 1996.

                          PGP:       PETROGLYPH GAS PARTNERS, L. P.
                                     By: PETROGLYPH ENERGY, INC.
                                         its general partner


                                     By /s/ Robert C. Murdock
                                        ----------------------------------
                                        Name:  Robert C. Murdock
                                        Title: President


                           CEPI:     CoENERGY ENHANCED PRODUCTION, INC.


                                     By /s/ P. E. Doohan
                                        ----------------------------------
                                        Name:  P. E. Doohan
                                        Title: Attorney-in-Fact


                           POCI:     PETROGLYPH OPERATING COMPANY, INC.


                                     By /s/ Robert A. Christensen
                                        ----------------------------------
                                        Name:  Robert A. Christensen
                                        Title: Vice-President

                                   EXHIBIT A

         Asset Purchase and Sale Agreement dated effective June 1, 1996 by and among Petroglyph Gas Partners, L.P., Petroglyph Operating
             Company, Inc., and CoEnergy Enhanced Production, Inc.


                    Antelope Creek Field Oil and Gas Leases
                    ---------------------------------------


All oil and gas leases described in this Exhibit A, together with all right, title, and interest in and to all gas sales contracts, dedicated acreage, easements, rights-of-way, attendant equipment, machinery, permits, franchises, licenses, servitudes, surface leases, and other personal property, agreements and incidents associated therewith.

                             ANTELOPE CREEK LEASES
                             DUCHESNE COUNTY, UTAH           EXHIBIT A
                                                             ---------


SYSTEM LSE &    LESSOR # & NAME      ORIGINAL LESSEE #           LEASE       EXPIRATION    RECORDING DATE                   LESSOR
DOCUMENT NO                             AND NAME                 DATE           DATE       BOOK      PAGE    GROSS ACRES  NET ACRES
00066           09000                00229                                                    11/02/83        649.3400     649.3400
10451002.000    UTE 14-20-H62-3502   GULF OIL EXPL. & PROD. CO   10/29/76   11/21/86       184       740
                                      (NOW CHEVRON)
                LEGAL DESCRIPTION                                                                                 .8314905  NRI
                T58-R3W, USM
                  SECTION 2:  LOT 1
                  SECTION 3:  LOTS 1-14, SW/4 (ALL)

00067           09001                00229                                                     3/14/83        727.8000     727.8000
10451003.000    UTE 14-20-H62-3503   GULF OIL EXPL. & PROD. CO   10/29/76   11/21/86       178       420
                                      (NOW CHEVRON)
                LEGAL DESCRIPTION                                                                                 .8314905  NRI
                T58-R3W, USM
                  SECTION 4:  ALL (FRACTIONAL)

00068           09002                00229                                                     8/18/83        722.8000     722.8000
10451004.000    UTE 14-20-H62-3504   GULF OIL EXPL. & PROD. CO   10/29/76   11/22/86       182       254
                                      (NOW CHEVRON)
                LEGAL DESCRIPTION                                                                                 .8314905  NRI
                T58-R3W, USM
                  SECTION 5:  ALL (FRACTIONAL)

00069           09003                00229                                                     8/18/83        498.0100     498.0100
10451005.000    UTE 14-20-H62-3505   GULF OIL EXPL. & PROD. CO   10/29/76   11/21/86       182       260
                                      (NOW CHEVRON)
                LEGAL DESCRIPTION                                                                                 .8314905  NRI
                T58-R3S, USM
                  SECTION 6:  LOTS 1, 3, 4, 5, 6, 8, 9, 11, 12, SW/4, SE/4SE/4

00070           09004                00229                                                     2/22/82        640.0000     640.0000
10451006.000    UTE 14-20-H62-3506   GULF OIL EXPL. & PROD. CO   10/29/76   11/21/86       170       707
                                      (NOW CHEVRON)
                LEGAL DESCRIPTION                                                                                 .8314905  NRI
                T58-R3W, USM
                  SECTION 7: ALL

00071           09005                00229                                                     1/27/82        640.0000     640.0000
10451007.000    UTE 14-20-H62-3507   GULF OIL EXPL. & PROD. CO   10/29/76   11/21/86       169       877
                                      (NOW CHEVRON)
                LEGAL DESCRIPTION                                                                                 .8314905  NRI
                T58-R3W, USM
                  SECTION 8: ALL

00072           09006                00229                                                     1/27/82        640.0000     640.0000
10451008.000    UTE 14-20-H62-3508   GULF OIL EXPL. & PROD. CO   10/29/76   11/21/86       169       871
                                      (NOW CHEVRON)
                                                                                                                  .8314905  NRI
                LEGAL DESCRIPTION

                                                                          PAGE 2
                             ANTELOPE CREEK LEASES
                             DUCHESNE COUNTY, UTAH


SYSTEM LSE &   LESSOR # & NAME          ORIGINAL LESSEE #     LEASE   EXPIRATION    RECORDING DATE                      LESSOR
DOCUMENT NO                                 AND NAME          DATE       DATE       BOOK      PAGE     GROSS ACRES     NET ACRES
               T5S-R3W, USM
                 SECTION 9: ALL

00073          09007               00229                                               11/02/83          331.4800       331.4800
10451009.000   UTE 14-20-H62-3509  GULF OIL EXPL. & PROD. CO 10/29/76  11/21/86      184       746          .8314905 NRI
                                   (NOW CHEVRON)
               LEGAL DESCRIPTION
               T5S-A3W, USM
                 SECTION 10: LOTS 1, 2, 3, 4, NW/4, W/2SW/4

00074          09008               00229                                               11/02/83          112.2800       112.2800
10451010.000   UTE 14-20-H62-3510  GULF OIL EXPL. & PROD. CO 10/29/76  11/21/86      184       782          .0314905 NRI
                                   (NOW CHEVRON)
               LEGAL DESCRIPTION
               T5S-A3W, USM
                 SECTION 15: LOTS 1, 2, 3, 4

00075          09009               00229                                                1/27/82          640.0000       640.0000
10451011.000   UTE 14-20-H62-3511  GULF OIL EXPL. & PROD. CO 10/29/76  11/21/86      169       865          .8314905 NRI
                                   (NOW CHEVRON)
               LEGAL DESCRIPTION
               T5S-R3W, USM
                 SECTION 16: ALL

00076          09058               00230                                                3/28/94          640.0000       640.0000
10451012.000   UTE 14-20-H62-4633  EVERTSON OIL COMPANY, INC  2/09/94   2/09/95      261       165          .8314905 NRI
               LEGAL DESCRIPTION   From the surface to the
               T5S-A3W, USM        base of the Greenriver
                 SECTION 17: ALL   Formation

00077          09010               00229                                                1/27/82          640.0000       640.0000
10451013.000   UTE 14-20-H62-3513  GULF OIL EXPL. & PROD. CO 10/29/76  11/21/86      169       859          .8314905 NRI
                                   (NOW CHEVRON)
               LEGAL DESCRIPTION
               T5S-R3W, USM
                 SECTION 18: ALL

00078          09011               00229                                                1/27/82          640.0000       640.0000
10451014.000   UTE 14-20-H62-3514  GULF OIL EXPL. & PROD. CO 10/29/76  11/21/86      169       853          .8314905 NRI
                                   (NOW CHEVRON)
               LEGAL DESCRIPTION
               T5S-R3W, USM
                 SECTION 19: ALL

00079          09012               00229                                                1/27/82          640.0000       640.0000
10451015.000   UTE 14-20-H62-3515  GULF OIL EXPL. & PROD. CO 10/29/76  11/21/86      169       847          .8314905 NRI
                                   (NOW CHEVRON)
               LEGAL DESCRIPTION



                                                       ANTELOPE CREEK LEASES
                                                       DUCHESNE COUNTY, UTAH

SYSTEM LSE &       LESSOR # & NAME       ORIGINAL LESSEE #        LEASE     EXPIRATION     RECORDING  DATE                  LESSOR
DOCUMENT NO                                 AND NAME              DATE         DATE       BOOK        PAGE   GROSS ACRES  NET ACRES
               T5S-R3W, USM
                 SECTION 20: ALL
00080          09013                   00229                                                   1/28/82         533.3300    533.3300
10451016.000   UTE 14-20-H62-3516      GULF OIL EXPL. & PROD. CO   10/29/76  11/21/86       169        841         .8314905 NRI
                                       (NOW CHEVRON)
               LEGAL DESCRIPTION
               T5S-R3W, USM
                 SECTION 21: LOTS 1, 2, 3, 4,  W/2NE/4, W/2
                 SECTION 22: LOT 1

00081          0914                    00229                                                  11/02/83         409.4000    409.4000
10451017.000   UTE 14-20-H62-3517      GULF OIL EXPL. & PROD. CO   10/29/76  11/21/86       184        776         .8314905 NRI
                                       (NOW CHEVRON)
               LEGAL DESCRIPTION
               T5S-R3W, USM
                 SECTION 28: LOTS 1, 2, 3, 4, W/2

00082          0915                    00229                                                   3/14/83         640.0000    640.0000
10451018.000   UTE 14-20-H62-3518      GULF OIL EXPL. & PROD. CO   10/29/76  11/21/86       178       434         .8314905 NRI
                                       (NOW CHEVRON)
               LEGAL DESCRIPTION
               T5S-R3W, USM
                 SECTION 29: ALL

00083          0916                    00229                                                  11/02/83         640.0000    640.0000
10451019.000   UTE 14-20-H62-3519      GULF OIL EXPL. & PROD.CO     10/29/76  11/21/86      184       770         .8314905 NRI
                                       (NOW CHEVRON)
               LEGAL DESCRIPTION
               T5S-R3W, USM
                 SECTION 30: ALL

00084          0917                    00229                                                  11/02/83         640.0000    640.0000
10451020.000   UTE 14-20-H62-3520      GULF OIL EXPL. & PROD.CO     10/29/76   11/21/86     184       764         .8314905 NRI
                                       (NOW CHEVRON)
               LEGAL DESCRIPTION
               T5S-R3W, USM
                 SECTION 32: ALL

00085          09018                   00229                                                  11/02/83         640.0000    640.0000
10451021.000   UTE 14-20-H62-3521      GULF OIL EXPL. & PROD.CO     10/29/76   11/21/86     184       758         .8314905 NRI
                                       (NOW CHEVRON)
               LEGAL DESCRIPTION
               T5S-R3W, USM
                 SECTION 32: ALL

00086          09019                   00029                                                  11/02/83         369.9200    369.9200
10451022.000   UTE 14-20-H62-3522      GULF OIL EXPL. & PROD.CO     10/29/76   11/21/86     184       752         .8314905 NRI


                                                                                                                              PAGE 4
                                                      ANTELOPE CREEK, LEASES
                                                       DUCHESNE COUNTY UTAH


SYSTEM LSE      LESSOR # & NAME     ORIGINAL LESSEE #         LEASE       EXPIRATION         RECORDING DATE                 LESSOR
DOCUMENT NO                              AND NAME             DATE           DATE          BOOK        PAGE   GROSS ACES   NET ACRES
                                  (NOW CHEVRON)
              LEGAL DESCRIPTION
              T5S-R3W, USM
                SECTION 33:
                LOTS 1, 2, 3, 4, W/2

                             ANTELOPE CREEK LEASES


   ALL IN DUSHESNE COUNTY, UTAH
====================================================================================================================================
                                   ORIGINAL LESSOR           LEASE DATE      EXPIRATION      RECORDING     GROSS ACRES    LESSOR NET
                                                                                DATE            DATE                         ACRES
                                                                                             BOOK PAGE
====================================================================================================================================
UTE 14-20-H62-                     UTE INDIAN TRIBE and                                                    237.96          237.96
LEGAL DESCRIPTION                  UTE DISTRIBUTION
T4S-R3W, USH                       CORPORATION                                                                .8314905 NRI
Section 35: NWMW, including
  Lots 1, 2, 3, 4, 5 and 6
  FROM SURFACE TO THE BASE OF THE
  WASATCH FORMATION
------------------------------------------------------------------------------------------------------------------------------------
UTE 14-20-H62-                     UTE INDIAN TRIBE and                                                    616.00          616.00
LEGAL DESCRIPTION                  UTE DISTRIBUTION
T4S-R3W, USH                       CORPORATION                                                                .8314905 NRI
Section 34: N/2, N/25W, N/2SE,
  including Lots 1, 2, 3 and 4
  FROM SURFACE TO THE BASE OF THE
  WASATCH FORMATION
------------------------------------------------------------------------------------------------------------------------------------
UTE 14-20-H62-                     UTE INDIAN TRIBE and                                                    617.20          617.20
LEGAL DESCRIPTION                  UTE DISTRIBUTION
T4S-R3W, USH                       CORPORATION                                                                .8314905 NRI
Section 33: N/2, N/2SW, N/2SE,
  including Lots 1, 2, 3 and 4
  FROM SURFACE TO THE BASE OF THE
  WASATCH FORMATION
------------------------------------------------------------------------------------------------------------------------------------
UTE 14-20-H62-                     UTE INDIAN TRIBE and                                                    582.40          582.40
LEGAL DESCRIPTION                  UTE DISTRIBUTION
T4S-R3W, USH                       CORPORATION                                                                .8314905 NRI
Section 32: NE, E/2NW, SWNW,
  N/2SW, N/2SE, including
  Lots 1, 2, 3 and 4
  FROM SURFACE TO THE BASE OF THE
  WASATCH FORMATION
------------------------------------------------------------------------------------------------------------------------------------
UTE 14-20-H62-                     UTE INDIAN TRIBE and                                                    480.01          480.01
LEGAL DESCRIPTION                  UTE DISTRIBUTION
T4S-R3W, USH                       CORPORATION                                                                .8314905 NRI
Section 31: E/2NW, NWNE, NESW,
  NESE, including Lots 1, 2, 3 and 4
  5, 6 and 7
  FROM SURFACE TO THE BASE OF THE
  WASATCH FORMATION
====================================================================================================================================

                                   EXHIBIT B

         Asset Purchase and Sale Agreement dated effective June 1, 1996 by and among Petroglyph Gas Partners, L.P., Petroglyph Operating
             Company, Inc., and CoEnergy Enhanced Production, Inc.


                                Gathering System
                                ----------------


The gas gathering system shown on the map included in this Exhibit B, insofar as such gathering system covers lands located in the following sections:

     Sections 3, 4, 5, 6, 7, 8, 9, 10, 15, 16, 17, 18, 19, 20, 21, 28, 29, 30,
     31, 32, and 33, all in Township 5 South, Range 3 West, U.S.M., Duchesne County, Utah

     Sections 31, 32, 33, 34, and 35, all in Township 4 South, Range 3 West, U.S.M., Duchesne County, Utah

together with all right, title, and interest in and to all gas sales contracts, dedicated acreage, easements, rights-of-way, attendant equipment, machinery, permits, franchises, licenses, servitudes, surface leases, and other personal property, agreements and incidents associated therewith, including without limitation the following easement:

     Easement dated March 15, 1989, recorded in Book A181 at page 400, from Elmer Moon to Coors Energy Company, covering the following lands:

          Northwest Quarter (NW/4), Northeast Quarter (NE/4), and Southeast Quarter (SE/4) of Section 6, Township 5 South, Range 3 West, U.S.M., Duchesne County, Utah

                                   EXHIBIT C

         Asset Purchase and Sale Agreement dated effective June 1, 1996 by and among Petroglyph Gas Partners, L.P., Petroglyph Operating
             Company, Inc., and CoEnergy Enhanced Production, Inc.


                                   Contracts
                                   ---------


Cooperative Plan of Development and Operation for the Antelope Creek Enhanced Recovery Project, Duchesne County, Utah, dated February 17, 1994, effective February 1, 1995.

Agreement dated April 2, 1994 between East Duchesne Culinary Water Improvement District and Petroglyph Operating Company, Inc. (Option Agreement)

Water Agreement dated effective July 1, 1995, between Inland Production Company and Petroglyph Operating Company, Inc.

Agreement dated October 1, 1994 between East Duchesne Culinary Water Improvement District and Petroglyph Operating Company, Inc.

Interruptible Intrastate Gas Transportation Agreement between Petroglyph Gas Partners, L.P. and Petroglyph Gas Partners, L.P. as Shipper dated February 1, 1996.

Agreement for Call on Production dated August 31, 1988, between Chevron U.S.A. Inc. and Coors Energy Company, affecting the Antelope Creek leases.

Gas Purchase/Sale Agreement dated January 1, 1996 between Petroglyph Operating Company, Inc. and Wasatch Oil & Gas Corp.

Oil Purchase/Sale Agreement dated June 15, 1994, between Petroglyph Operating Company, Inc. and EOTT Energy Corp.

Oil Purchase/Sale Agreement between Petroglyph Gas Partners, L.P. and Amoco Exploration & Production, for a term beginning February 1, 1996.